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                             FORM N-6, ITEM 26(n)(2)
                          CONSENT OF INDEPENDENT AUDITORS
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Post-Effective Amendment to the Registration Statement on Form N-6 of our report dated April 14, 2011 relating to the financial statements and financial highlights of AUL American Individual Variable Life Unit Trust and our report dated March 18, 2011 relating to the consolidated financial statements of OneAmerica Financial Partners, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Indianapolis, Indiana
April 14, 2011